UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 3, 2006

KINGS ROAD ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-14234	95-3587522
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

468 N. Camden Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip code)

Registrant’s telephone number, including area code: 310-278-9975

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 19, 2007, the Company entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”) with the following parties: MBO Musikverlage, GmbH, a German limited liability company (“MBO Musikverlage”); MBO Media GmbH, a German limited liability company (“MBO Media”) and its new owner, as of March 2006, Tacitus Treuhand, Switzerland (“Tacitus”); Fabulous AG, a Nevada corporation (“Fabulous”), formerly Kings Road Entertainment Corp. (“KREC”), and prior to that Parkland AG (“Parkland”); Metropolitan Worldwide, Inc., a Nevada corporation (“Metropolitan”); Donal C. Tunnell (“Tunnell”); William E. Ottens (“Ottens”); and Lothar Michael Berresheim (“Berresheim”) individually and in his capacity as an officer, director, manager, member and/or shareholder of MBO Musikverlage, MBL Media, Tacitus, Fabulous/KREC/Parkland, KRFame, Florida and KREN Flordia, including any affiliates, subsidiaries, parents and other entities controlled, directly or indirectly by Berresheim, (collectively the “Berresheim Entities”).
The Settlement Agreement calls for Berresheim to deliver to the Company three (3) original certificate representing One Million Four Hundred Fifty-One Thousand Two Hundred Forty-Seven (1,451,247) shares of the Company’s Common Stock (“Settlement Shares”), these being all the shares held or beneficially owned by Berresheim. Further, the parties agreed to the following: the discharges and releases of Berresheim, Tunnell, Ottens, the Berrsheim Entities, and their officers, directors, managers, members, shareholders, assigns, attorneys, agents, representatives, principals, predecessors and successors in interest (collectively, the “Berresheim Parties”), from any and all claims, demands, obligations, or causes of action of whatever nature or description; Dismissal of the Fourth DCA Litigation Appeal; Dismissal of the MBO Litigation; Dismissal of the Tunnell Litigation; Dissolution of KREFame Florida and KREN Florida; Withdrawal of Fictitious Name Filing of Regal Productions; Acknowledgement and Agreement to Refrain from Use of Kings Road Name by Berresheim; Transfer and Assignments of any Rights to the Kingsroadentertainment.com Website Ownership and Content; Agreement to Refrain from Acquiring Shares of Kings Road Stock by Berresheim Entities and Berresheim; Agreement to Refrain from Soliciting, Enticing, Encouraging or Assisting Claims of Litigation Against Kings Road by Berresheim and Berresheim Entities; and Non Solicitation of Vendors, Customers or Employees of Kings Road by Berresheim. For consideration of the above, including the surrender of the Settlement Shares, the Company will pay Mr. Berresheim Sixty Thousand Dollars ($60,000) upon the receipt of the Settlement Shares by the Company’s Stock Transfer Agent, U.S. Stock Transfer Corporation; the transfer and quitclaim from the Company to Berresheim of the rights to the script entitled “Babylon Blues;” Agreement to refrain from opposing Berresheim’s motion to vacate the KREN Litigation; Dismissal of the MBO Litigation; Agreement to Refrain from Acquiring Shares of Metropolitan; Agreement to Refrain from Soliciting, Enticing, Encouraging or Assisting Claims of Litigation Against Berresheim.

We have included the Settlement Agreement and Mutual General Release as Exhibit 10.1 of this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 8, 2007, the Board of Directors determined to be in the best interest of the Company to create a wholly-owned subsidiary which will be formed under the laws of the State of Nevada. This wholly-owned subsidiary will be used by the Company for the specific purpose of developing the remake of the Company’s film property “The Big Easy.” As of the date of this filing, the wholly-owned subsidiary has not been created.

Item 3.02 Unregistered Sales of Equity Securities.

On March 1, 2007, the Company entered into a Stock Purchase Agreement (“Agreement”) with Ashford Capital, LLC, (“Ashford”) with a Closing Date of March 8, 2007. The Close of the Agreement did not take place until April 17, 2007. The Company sold Four Million Seven Hundred Thousand (4,700,000) shares of the Company’s 144 Restricted Common Stock in exchange for Three Hundred Thousand Dollars ($300,000), which was paid at the closing. Furthermore, the Company shall create and issue to Ashford Five Hundred Ten (510) shares of the Series A Preferred Stock, which can be converted to Fifty-One Percent (51%) of the Company’s total outstanding shares on the given date of conversion. The Company is in the process of creating the Series A Preferred Shares and has not issued such shares as of the date of this filing. The consideration to be paid by Ashford for the 510 Series A Preferred Shares is the surrender to the Company by Ashford of Four Million Seven Hundred Thousand (4,700,000) shares of Common Stock of the Company. Included in the consideration of this Agreement is a secured line of credit from Ashford to the Company in the amount of Three Hundred Thousand Dollars ($300,000)[these funds are separate and apart from the $300,000 cash paid by Ashford upon the Close of this Agreement], pursuant to terms, covenants and conditions to be mutually agreed upon by the Company and Ashford through the form of a secured promissory note, security agreement and applicable Form UCC-1. This unregistered sale of equity securities is exempt from registration based on Section 4(2) of the Securities Act of 1933.

We have included the Stock Purchase Agreement as Exhibit 10.2 of this Form 8-K.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 16, 2007, HJ & Associates (“HJA”) was dismissed as the independent auditors of Kings Road Entertainment, Inc. (the “Company”).

The report of HJA on the financial statements of the Company for the year ended April 30, 2004 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

There were no disagreements between the Company and HJA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, during the two fiscal year ended April 30, 2004, and subsequently up to the date of HJA’s dismissal, which disagreements if not resolved to the satisfaction of HJA, would have caused them to make reference to the subject matter of the disagreements in connection with their report issued in connection with the audit of the Company's financial statements and there were no "reportable events" as such term as described in Item 304(a)(1)(iv) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-B").

The Company has provided HJA with a copy of the disclosures to be included in Item 4.01 of this Current Report on Form 8-K and requested that HJA furnish the Company with a letter addressed to the Commission stating whether or not HJA agrees with the foregoing statements.

New Independent Accountants

The Company engaged the accounting firm of Jasper & Hall of Denver, Colorado as the Company’s independent registered public accounting firm as of April 16, 2007.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 20, 2006, the Board of Directors appointed Mr. Brad Hoffman to serve as a member of the Board of Directors until the next annual meeting of Shareholders or until another candidate is elected and qualified.

Brad Hoffman launched his career in financing fifteen years ago as co-founder of Hoffman, Hoffman & Associates (HH&A), a financial services company specific to the healthcare market with a focus on providers including hospitals and the trauma surgeons. In 1995, HH&A merged with Integrated Healthcare Recovery Services to provide a broader set of financial services offerings to the healthcare community. In 1999, Mr. Hoffman joined the merchant banking firm of Dubrow Kavanaugh Capital, LLC (DKCap) overseeing new business development, M&A due diligence, and portfolio management. Two years later, Mr. Hoffman joined Ashford Capital, LLC (Ashford) a new venture firm created by some former partners from DKCap in partnership with Japan’s largest Venture Capital firm, Hikari Capital. In January 2004, Mr. Hoffman co-founded Surgifund, Inc. (SFI) and acquired California-based Ambulatory Surgery Center Accounts Receivables to provide factoring services. In January 2005, Mr. Hoffman co-founded Drawbridge Holdings, LLC, and formed a joint venture with one of the largest and most reputable Hedge Funds on Wall Street to provide asset based loans and structured debt. Mr. Hoffman has a B.S. degree from Pepperdine University in Business Financing and Management.

On December 21, 2006, the Board of Directors elected Mr. Emanuel D. Neuman to serve as a member of the Board of Directors until the next annual meeting of the Shareholders or until another candidate is elected and qualified.

Emanuel D. Neuman began his career in 2002 with FN Holdings in Moscow, Russia. Soon after arriving, Mr. Neuman was promoted to Vice President, Global Operations of FN Holdings, which consisted of four separate entities in timber processing and furniture retail and wholesale in Russia and Ukraine. During his tenure at FN Holdings, Mr. Neuman oversaw marketing, setting the strategy for retail advertising, structured and negotiated a $20 million equity infusion of venture capital funding into FN Holdings and oversaw the major accounts of IKEA (Sweden), Harveys (U.K) and Gunnar T. Strom (Denmark). In 2005, Mr. Neuman joined C.E. Unterberg, Towbin, LLC in New York as an Investment Banking Associate. He participated in the execution and marketing of a wide range of public and private equity offerings and M&A transactions, including three initial public offerings, two follow-on offerings, and four common stock PIPEs. He further conducted research and various quantitative analyses, including accretion/dilution analysis and multiples analyses. Mr. Neuman has a B.S. degree in Accounting from Babson College.

On December 21, 2006, the Board of Directors removed Mr. H. Martin DeFrank as President, Chief Operating Officer and defacto Chief Financial Officer of the Company and appointed Mr. Philip M. Holmes to serve as Interim Chief Financial Officer.

Philip M. Holmes began his career in the United Kingdom as an apprentice radio and TV technician before moving into accounting at the Post Office for four years prior to his relocation to Germany in 1978. He successfully completed commercial accounting studies in Munich in 1985 while working as Chief Accountant for Ansell, an Australian distributor of household rubber goods, from 1980 to 1986. He then joined the process automation division of an American company, Combustion Engineering Inc. in their European Headquarters in Germany as their C.F.O. for Central Europe from 1986 through 1991 and accompanied their merger with ABB in 1989. From 1991 through 1997 he was C.F.O. for two U.S. and German based software companies before becoming self-employed in 1997 as a business consultant. From 1998 he accompanied the start-up of a cable TV company in 1998 as a co-investor, financial consultant, and acting C.F.O. through to its private placement in 2000 for 176 million euros, bringing a 400% return for its investors. In 2001, he accompanied the start-up phase of a new cable TV venture in Germany and was co-founder and main investor of a manufacturer of high-end sub-woofers. In 2002, he set up with his business partners a finance consulting company concentrating on start-ups, financing, mergers and acquisitions and IPO consulting. His activities as a business consultant include accompanying start-ups in amongst others, the very different areas of cross-media document management, designers of customized business software, and manufacturers of environmental technology. He has been a Director of Kings Road Entertainment Inc since October 2003.

On February 4, 2007, the Board of Directors removed Geraldine Blecker as Chief Executive Officer of the Company, however, Ms. Blecker continues to serve as Secretary of the Company and her salary was reduced to Five Hundred Dollars ($500.00) per month.

On February 8, 2007, the Board of Directors elected Mr. Philip M. Holmes to serve as President of the Company. It was further determined that his title as Interim Chief Financial Officer should be changed to Interim Treasurer, pursuant to the appropriate titles used under Delaware Corporate law.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2006, the Board of Directors, by resolution, increased the number of seats on the Board of Directors from five (5) to seven (7).

Item 8.01 Other Information

On December 11, 2006, the Board of Directors received a written notification from a shareholder, Mr. John M. Burnley, advising the Board that he intended to petition the Delaware Chancery Court with a Motion to Compel an Annual Meeting of the Shareholders, as no such meeting has taken place since April 18, 1998.

On December 16, 2006, Mr. Burnley filed a Complaint to Compel an Annual Meeting of Shareholders in the Court of Chancery of the State of Delaware in New Castle County (C.A. No. 2626N), alleging that certain members of the Board of Directors are acting in a manner that may be for their own interests and not that, of the shareholders at large. Legal counsel for the Company has reviewed the case and has deemed that Mr. Burnley has not completed the necessary steps to effectuate his petition and has deemed this matter inactive as this time.

On December 29, 2006, the Board of Directors appointed F. Robbe International Attorneys at Law as its new corporate counsel in place of the Chachas Law Group.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

3.1	Resolution to Increase Number of Board of Directors dated December 3, 2006

10.1	Settlement Agreement and Mutual General Release dated March 19, 2007

10.2	Stock Purchase Agreement dated March 1, 2007

99.1	Resolution to Appoint Mr. Hoffman to Board of Directors dated December 20, 2006

99.2	Resolution to Appoint Mr. Neuman to Board of Directors dated December 21, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGS ROAD ENTERTAINMENT, INC.

Dated: April 20, 2007	By: _____________________________
Philip M. Holmes, President